March 29, 2001


Mr. Stephen W. Haley
4065 Sunridge Road
Pebble Beach, CA 93953

Re:   Offer of Employment

Dear Mr. Haley:

Community West Bancshares is pleased to offer you the following employment opportunity:

Position  Title:     Executive Vice President/Chief Operating Officer
Department:          Corporate Administration
Special  Note:       Attendance at all Board Meetings, except when Management
                     attendance is not requested
Direct  Report:      Mr.  Lew  Stone,  President,/CEO
Compensation:        $12,500.00  per  month
Auto  Allowance:     $500.00  per  month,  reimbursable via monthly expense
                     reimbursement
Stock Options:       20,000 shares of stock options, contingent upon Board of
                     Director  approval
Moving  Allowance:   $5,000.00  to  be  paid  upon  request
Living  Allowance:   $2,000.00  per month for six (6) months from date of hire
                     for temporary housing while relocating to Santa Barbara
                     area
Severance  Package:  If termination occurs (involuntary) within the first two years of  employment, six (6) months salary will be paid to the executive upon termination date
Start  Date:         May 21, 2001
401K  Plan:          Eligible to participate in the 401(k) Savings Plan after
                     successful completion of the 90-Day Introductory Period and
                     Open Enrollment (January 1st and July 1st).
Health  Benefits:    Eligible  for  Company  paid  executive  health  benefits
                     (employee  and  family)  upon the date of hire
Vacation:            Accruals of 13.33  hrs per month worked (4 weeks annually), with vesting upon the successful completion of the 90-Day
                     Introductory  Period
Sick Leave:          Accruals of 5.33 hours per month worked to begin on the
                     first of  the  month following the successful completion of the 90-Day Introductory Period.
Special Note:        The above offer is contingent upon the approval of the
                     Federal Reserve Bank. An Urgent Request will be made upon submittal of application for approval.

Please be advised that this is not a contract of employment. As an employee of Community West Bancshares, your employment is considered to be "at-will."


Please sign below as an acknowledgement of this offer and your status of an at-will employee of Community West Bancshares.


Acknowledge and Agree                           Community West Bancshares


-----------------------------------             --------------------------
Stephen W. Haley                                Lew Stone, President & CEO
Date:  5/20/01                                  Date:   3/29/01

March 14, 2002


Mr. Phillip E. Guldeman, CPA
2890 Mesa Alta Lane
Arroyo Grande, CA 93420

Re:   Offer of Employment

Dear Mr. Guldeman:

Community West Bancshares and Goleta National Bank are pleased to offer you the following employment opportunity, subject to approval by the Office of the Comptroller of the Currency and the Federal Reserve Board:


Position Title:   Executive Vice President/Chief Financial Officer
Department:       Corporate Administration
Direct Report:    Steve Haley, President
Compensation:     $11,458.33 per month
Signing Bonus:    12,500 payable over a six month employment period beginning with date of hire
Stock Options:    25,000 shares of stock options, subject to Board of Director approval
Special Note:     The Board of Directors will issue an Indemnification Agreement to  Executive  comparable to those issued to other Executive
                  Officers.
Health Benefits:  Executive shall be eligible for all benefits accorded executive  officers,  including  medical,  dental,  vision, prescription  drug  program,  life  insurance and short term disability  for  himself  and  family,  upon  hire  date.
401K Plan:        Eligibility requirement of 90 days and Open Enrollment
                  (Quarterly)
Start Date:       April 1, 2002

Please be advised that this is not a contract of employment. All employment relationships with Community West Bancshares and Goleta National Bank are "at-will."

Please sign below as an acknowledgement of this offer and your status of an at-will employee of the Company.


Accepted and Agreed:                                Community West Bancshares


-----------------------------                       -------------------------
Phillip E. Guldeman,                                Steve Haley, President
Date:  3/14/02                                      Date:  3/14/02